Exhibit 99.1

LENDINGTREE REPORTS RECORD 3Q 2018 RESULTS
Increases FY 2018 Guidance

•	Record Consolidated Revenue of $197.1 million; up 15% over 3Q 2017

•	GAAP Net Income from Continuing Operations of $28.4 million or $2.05 per diluted share

•	Record Variable Marketing Margin of $76.8 million; up 30% over 3Q 2017

•	Record Adjusted EBITDA of $45.3 million; up 31% over 3Q 2017

•	Adjusted Net Income per share of $1.92; up 64% over 3Q 2017

CHARLOTTE, NC - November 1, 2018 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended September 30, 2018.
“I'm incredibly pleased to report yet another solid quarter at LendingTree where the Company delivered record revenue, variable marketing margin and adjusted EBITDA," said Doug Lebda, Chairman and CEO. "The diversification of the business continues to power our results as non-mortgage revenue grew 45% year-over-year and composed 72% of total revenue. And, thanks in part to ongoing diversification of our marketing mix, Variable Marketing Margin and Adjusted EBITDA grew 30% and 31%, respectively. We remain solidly on track to achieve the goals we set out at the beginning of the year. While the mortgage industry remains under a great deal of pressure, we're fortunate to be able to continue to innovate and affect our mission to empower both consumers and our partners."
J.D. Moriarty, Chief Financial Officer, added "Although the mortgage environment continues to worsen, our other businesses are picking up the slack, enabling us to stay focused on enhancing the mortgage experience. And with the QuoteWizard acquisition officially closed as of yesterday, we're thrilled to be a leading player, at scale, in yet another large and growing non-mortgage category. We continue to meet our financial commitments, we're increasing our full-year guidance to reflect the impact of the acquisition, and we remain optimistic about the outlook for the remainder of the year and beyond."

Third Quarter 2018 Business Highlights

•	Record revenue from non-mortgage products of $141.8 million in the third quarter represents an increase of 45% over the third quarter 2017.

•	Record personal loans revenue of $38.6 million grew 52% over third quarter 2017.

•	Revenue from our credit card offerings grew to $42.7 million, up 8% over the third quarter 2017 and up 10% sequentially.

•	Several other non-mortgage categories experienced year-over-year revenue growth of more than 100%, including student loans, small business loans, and deposits.

•	Mortgage revenue of $55.3 million declined 25% compared to the third quarter 2017, driven by a decline in refinance revenue.

•	More than 9.6 million consumers have now signed up for My LendingTree. Revenue contribution from My LendingTree grew 68% in the third quarter compared to the prior year period.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	3Q 2018	2Q 2018	% Change	3Q 2017	% Change
Revenue
Mortgage Products (1)	$55.3	$66.9	(17)%	$73.8	(25)%
Non-Mortgage Products (2)	141.8	117.2	21%	97.7	45%
Total Revenue	$197.1	$184.1	7%	$171.5	15%
Non-Mortgage % of Total	72%	64%		57%

Income Before Income Taxes	$17.8	$15.1	18%	$14.4	24%
Income Tax Benefit (Expense)	$10.5	$29.7	(65)%	$(4.3)	N/A
Net Income from Continuing Operations	$28.4	$44.8	(37)%	$10.1	181%
Net Income from Cont. Ops. % of Revenue	14%	24%		6%

Net Income per Share from Cont. Ops.
Basic	$2.22	$3.61	(39)%	$0.84	164%
Diluted	$2.05	$3.17	(35)%	$0.74	177%

Variable Marketing Margin
Total Revenue	$197.1	$184.1	7%	$171.5	15%
Variable Marketing Expense (3) (4)	$(120.3)	$(116.4)	3%	$(112.4)	7%
Variable Marketing Margin (4)	$76.8	$67.7	13%	$59.1	30%
Variable Marketing Margin % of Revenue	39%	37%		34%

Adjusted EBITDA (4)	$45.3	$37.1	22%	$34.7	31%
Adjusted EBITDA % of Revenue (4)	23%	20%		20%

Adjusted Net Income (4)	$26.6	$20.8	28%	$16.1	65%

Adjusted Net Income per Share (4)	$1.92	$1.47	31%	$1.17	64%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance, deposit and personal credit products.
(3)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Expense, Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Third Quarter 2018 Financial Highlights

•	Record consolidated revenue of $197.1 million represents an increase of 15% over revenue in the third quarter 2017.

•	GAAP net income from continuing operations of $28.4 million, or $2.05 per diluted share.

•	Record Variable Marketing Margin of $76.8 million represents 39% of revenue and grew 30% over third quarter 2017.

•	Record Adjusted EBITDA of $45.3 million increased 31% over third quarter 2017.

•	Adjusted Net Income per share of $1.92 represents growth of 64% over third quarter 2017.

•
During the quarter, the company repurchased 49 thousand shares of its stock at a weighted-average price per share of $230 for aggregate consideration of $11.2 million. As of September 30, 2018, the company had approximately $70.6 million in repurchase authorization remaining.

Business Outlook - 2018
Inclusive of two months' impact from the QuoteWizard acquisition, LendingTree is increasing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for full-year 2018, as follows:

Full-year 2018:

•	Revenue is now anticipated to be in the range of $765 - $775 million, up from prior range of $745 - $765 million.

•	Variable Marketing Margin is expected in the range of $283 - $288 million, up from prior range of $275 - $285.

•	Adjusted EBITDA is now anticipated in the range of $152 - $155 million, up from prior range of $148 - $152 million, and representing growth of 32% - 35% over 2017.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's second quarter 2018 financial results will be webcast live today, November 1, 2018 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Thursday, November 8, 2018. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #3246478. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #3246478.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
Revenue	$197,057	$171,494	$562,193	$456,782
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	10,838	4,388	22,577	12,143
Selling and marketing expense (1)	124,400	118,538	374,390	320,930
General and administrative expense (1)	22,980	17,920	70,553	41,561
Product development (1)	6,608	4,805	18,835	12,492
Depreciation	1,895	1,798	5,199	5,309
Amortization of intangibles	5,701	3,817	13,628	9,034
Change in fair value of contingent consideration	2,105	2,501	1,197	20,640
Severance	2,328	—	2,331	404
Litigation settlements and contingencies	(88)	272	(280)	961
Total costs and expenses	176,767	154,039	508,430	423,474
Operating income	20,290	17,455	53,763	33,308
Other expense, net:
Interest expense, net	(2,393)	(2,804)	(8,305)	(4,048)
Other expense	(69)	(228)	(106)	(215)
Income before income taxes	17,828	14,423	45,352	29,045
Income tax benefit (expense)	10,534	(4,292)	63,716	(3,109)
Net income from continuing operations	28,362	10,131	109,068	25,936
Loss from discontinued operations, net of tax	(2,634)	(1,011)	(9,269)	(2,632)
Net income and comprehensive income	$25,728	$9,120	$99,799	$23,304

Weighted average shares outstanding:
Basic	12,799	11,999	12,437	11,931
Diluted	13,850	13,774	14,299	13,625
Income per share from continuing operations:
Basic	$2.22	$0.84	$8.77	$2.17
Diluted	$2.05	$0.74	$7.63	$1.90
Loss per share from discontinued operations:
Basic	$(0.21)	$(0.08)	$(0.75)	$(0.22)
Diluted	$(0.19)	$(0.07)	$(0.65)	$(0.19)
Net income per share:
Basic	$2.01	$0.76	$8.02	$1.95
Diluted	$1.86	$0.66	$6.98	$1.71

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$123	$41	$260	$129
Selling and marketing expense	1,577	1,366	4,511	2,543
General and administrative expense	8,388	5,864	25,617	8,684
Product development	2,009	667	3,996	1,712

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2018	December 31, 2017
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$265,194	$368,550
Restricted cash and cash equivalents	47	4,091
Accounts receivable, net	79,444	53,444
Prepaid and other current assets	16,411	11,881
Current assets of discontinued operations	175	75
Total current assets	361,271	438,041
Property and equipment, net	40,448	36,431
Goodwill	166,330	113,368
Intangible assets, net	95,970	81,125
Deferred income tax assets	75,484	20,156
Other non-current assets	1,708	1,910
Non-current assets of discontinued operations	2,428	2,428
Total assets	$743,639	$693,459

LIABILITIES:
Accounts payable, trade	$13,355	$9,250
Accrued expenses and other current liabilities	68,711	77,183
Current contingent consideration	7,327	46,576
Current liabilities of discontinued operations	18,988	14,507
Total current liabilities	108,381	147,516
Long-term debt	247,696	238,199
Non-current contingent consideration	9,019	11,273
Other non-current liabilities	2,077	1,597
Total liabilities	367,173	398,585
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,390,409 and 14,218,572 shares issued, respectively, and 12,945,961 and 11,979,434 shares outstanding, respectively	154	142
Additional paid-in capital	1,125,185	1,087,582
Accumulated deficit	(607,182)	(708,354)
Treasury stock; 2,444,448 and 2,239,138 shares, respectively	(142,268)	(85,085)
Noncontrolling interest	577	589
Total shareholders' equity	376,466	294,874
Total liabilities and shareholders' equity	$743,639	$693,459

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income and comprehensive income	$99,799	$23,304
Less: Loss from discontinued operations, net of tax	9,269	2,632
Income from continuing operations	109,068	25,936
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on impairments and disposal of assets	1,986	673
Amortization of intangibles	13,628	9,034
Depreciation	5,199	5,309
Rental amortization of intangibles and depreciation	554	1,011
Non-cash compensation expense	34,384	13,068
Deferred income taxes	(64,435)	(5,571)
Change in fair value of contingent consideration	1,197	20,640
Bad debt expense	922	401
Amortization of debt issuance costs	1,308	622
Amortization of convertible debt discount	8,497	3,635
Changes in current assets and liabilities:
Accounts receivable	(23,387)	(22,271)
Prepaid and other current assets	(2,970)	(5,070)
Accounts payable, accrued expenses and other current liabilities	(7,910)	19,361
Current contingent consideration	(21,900)	—
Income taxes receivable	4,223	(1,399)
Other, net	(137)	(296)
Net cash provided by operating activities attributable to continuing operations	60,227	65,083
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(10,640)	(5,925)
Acquisition of Student Loan Hero, net of cash acquired	(57,448)	—
Acquisition of Ovation, net of cash acquired	(11,683)	—
Acquisition of SnapCap	(10)	(11,886)
Acquisition of DepositAccounts	—	(25,000)
Acquisition of MagnifyMoney, net of cash acquired	—	(29,511)
Other investing activities	(12)	—
Net cash used in investing activities attributable to continuing operations	(79,793)	(72,322)
Cash flows from financing activities attributable to continuing operations:
Proceeds from exercise of stock options, net of payments related to net-share settlement of stock-based compensation	3,236	1,065
Contingent consideration payments	(26,600)	—
Proceeds from the issuance of 0.625% Convertible Senior Notes	—	300,000
Payment of convertible note hedge transactions	—	(61,500)
Proceeds from the sale of warrants	—	43,410
Payment of debt issuance costs	(100)	(9,264)
Purchase of treasury stock	(57,018)	(10,001)

Net cash (used in) provided by financing activities attributable to continuing operations	(80,482)	263,710
Total cash (used in) provided by continuing operations	(100,048)	256,471
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(7,352)	(2,365)
Total cash used in discontinued operations	(7,352)	(2,365)
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(107,400)	254,106
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	372,641	95,220
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$265,241	$349,326

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of selling and marketing expense to Variable Marketing Expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017

Selling and marketing expense	$124,400	$123,946	$118,538
Non-variable selling and marketing expense (1)	(7,770)	(7,571)	(6,118)
Cost of advertising re-sold to third parties (2)	3,628	—	—
Variable Marketing Expense	$120,258	$116,375	$112,420

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

Below is a reconciliation of net income from continuing operations to Variable Marketing Margin and net income from continuing operations % of revenue to Variable Marketing Margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017

Net income from continuing operations	$28,362	$44,849	$10,131
Net income from continuing operations % of revenue	14%	24%	6%

Adjustments to reconcile to Variable Marketing Margin:
Cost of revenue	10,838	6,043	4,388
Cost of advertising re-sold to third parties (1)	(3,628)	—	—
Non-variable selling and marketing expense (2)	7,770	7,571	6,118
General and administrative expense	22,980	24,759	17,920
Product development	6,608	5,967	4,805
Depreciation	1,895	1,633	1,798
Amortization of intangibles	5,701	3,964	3,817
Change in fair value of contingent consideration	2,105	(167)	2,501
Severance	2,328	3	—
Litigation settlements and contingencies (3)	(88)	(170)	272
Interest expense, net	2,393	2,924	2,804
Other expense	69	71	228
Income tax (benefit) expense	(10,534)	(29,721)	4,292
Variable Marketing Margin	$76,799	$67,726	$59,074
Variable Marketing Margin % of revenue	39%	37%	34%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(3)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income from continuing operations to adjusted EBITDA and net income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017

Net income from continuing operations	$28,362	$44,849	$10,131
Net income from continuing operations % of revenue	14%	24%	6%
Adjustments to reconcile to Adjusted EBITDA:
Amortization of intangibles	5,701	3,964	3,817
Depreciation	1,895	1,633	1,798
Severance	2,328	3	—
Loss on impairments and disposal of assets	97	1,797	364
Non-cash compensation	12,097	11,178	7,938
Change in fair value of contingent consideration	2,105	(167)	2,501
Acquisition expense	765	625	320
Litigation settlements and contingencies (1)	(88)	(170)	272
Interest expense, net	2,393	2,924	2,804
Rental depreciation and amortization of intangibles	158	194	486
Income tax (benefit) expense	(10,534)	(29,721)	4,292
Adjusted EBITDA	$45,279	$37,109	$34,723
Adjusted EBITDA % of revenue	23%	20%	20%

(1)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income from continuing operations to Adjusted Net Income and net income per diluted share from continuing operations to Adjusted Net Income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017

Net income from continuing operations	$28,362	$44,849	$10,131
Adjustments to reconcile to Adjusted Net Income:
Non-cash compensation	12,097	11,178	7,938
Loss on impairments and disposal of assets	97	1,797	364
Acquisition expense	765	625	320
Change in fair value of contingent consideration	2,105	(167)	2,501
Severance	2,328	3	—
Litigation settlements and contingencies (1)	(88)	(170)	272
Income tax benefit from adjusted items	(4,760)	(3,639)	(4,581)
Excess tax benefit from stock-based compensation	(14,321)	(33,667)	(811)
Adjusted net income	$26,585	$20,809	$16,134

Net income per diluted share from continuing operations	$2.05	$3.17	$0.74
Adjustments to reconcile net income from continuing operations to Adjusted Net Income	(0.13)	(1.70)	0.43
Adjusted net income per share	$1.92	$1.47	$1.17

Weighted average diluted shares outstanding	13,850	14,147	13,774

(1)	Includes legal fees for certain patent litigation.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin, including Variable Marketing Expense

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated.

Adjusted Net Income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted Net Income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements, contingencies and legal fees for certain patent litigation, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less Variable Marketing Expense. Variable Marketing Expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating Variable Marketing Margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in Variable Marketing Expense for purposes of calculating Variable Marketing Margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted Net Income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted Net Income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within Adjusted EBITDA and Adjusted Net Income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our quarterly report on Form 10-Q for the period ended June 30, 2018, in our Annual Report on Form 10-K for the period ended December 31, 2017 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree (NASDAQ: TREE) is the nation's leading online marketplace that connects consumers with the choices they need to be confident in their financial decisions. LendingTree empowers consumers to shop for financial services the same way they would shop for airline tickets or hotel stays, comparing multiple offers from a nationwide network of over 500 partners in one simple search, and can choose the option that best fits their financial needs. Services include mortgage loans, mortgage refinances, auto loans, personal loans, business loans, student refinances, credit cards and more. Through the My LendingTree platform, consumers receive free credit scores, credit monitoring and recommendations to improve credit health. My LendingTree proactively compares consumers' credit accounts against offers on our network, and notifies consumers when there is an opportunity to save money. In short, LendingTree's purpose is to help simplify financial decisions for life's meaningful moments through choice, education and support.

LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208